UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2015

CKX Lands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana

(State or Other Jurisdiction of Incorporation)

1-31905	72-0144530
(Commission File Number)	(IRS Employer Identification No.)

1508 Hodges Street, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

(337) 493-2399

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on April 30, 2015. The following matters were voted upon:

1.	Election of Directors.

Shares voted on this matter are summarized as follows: 1,165,727 For/Against, no Abstentions and 304,733 Non-Vote.

The following table summarizes the vote tabulation for each nominee:

	Number of Shares
Nominee	For	Against

Brian R. Jones	1,158,889	6,838
Laura A. Leach	1,157,855	7,872
B. James Reaves, III	1,158,839	6,888
Mary W. Savoy	1,079,389	86,338
William Gray Stream	1,157,855	7,872
Charles D. Viccellio	1,158,789	6,938
Mary Leach Werner	1,026,348	139,379
Michael B. White	1,157,355	8,372

All nominees were elected to hold office until their successors are elected and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm.

The Audit Committee of the Board has appointed McElroy, Quirk & Burch, APC as independent registered public accounting firm for the year ending December 31, 2015.

The following table summarizes the vote tabulation for the ratification of this appointment:

For	1,457,924
Against	11,702
Abstentions	834
Non-Vote	0

The matter was ratified.

3.	Advisory Vote on the Company’s Executive Compensation.

The following table summarizes the vote tabulation for the advisory vote to approve the compensation of the Company’s named executive officer:

For	1,115,957
Against	12,210
Abstentions	37,560
Non-Vote	304,733

The matter was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: May 7, 2015	By:	/s/ Brian R. Jones
Brian R. Jones
President and Treasurer